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                                                                    EXHIBIT 10.7

[GRAPHIC OMITTED]


                             MASTER LEASE AGREEMENT


This MASTER LEASE AGREEMENT, dated as of the 2nd day of December, 1997 ("Lease Agreement") is made at Boston, Massachusetts by and between BancBoston Leasing Inc. ("Lessor"), a Massachusetts corporation with its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 and LADD Furniture, Inc. ("Lessee"), a North Carolina corporation with its principal place of business at 4620 Grandover Parkway, Greensboro NC 27407.

               IN CONSIDERATION OF the mutual promises and covenants contained herein, Lessor and Lessee hereby agree as follows:

               1. Property Leased. At the request of Lessee and subject to the terms and conditions of this Lease Agreement, Lessor shall lease to Lessee and Lessee shall lease from Lessor such personal property ("Equipment") as may be mutually agreed upon by Lessor and Lessee. The Equipment shall be selected by or ordered at the request of Lessee, identified in one or more equipment schedules substantially in the form of Exhibit A attached hereto ("Equipment Schedule") and accepted by Lessee in one or more certificates of acceptance ("Certificate of Acceptance") in the form of Exhibit B attached hereto. Each Equipment Schedule executed by Lessor and Lessee and each Certificate of Acceptance executed by Lessee shall constitute a part of this Lease Agreement.

               2. Certain Definitions.

               2.1 The "Acquisition Cost" shall mean the total cost of the Equipment paid by Lessor as set forth in the applicable Equipment Schedule.

               2.2 The "Commencement Date" shall mean the date on which the Equipment identified in the applicable Equipment Schedule is accepted and placed in service by Lessee under this Lease Agreement. Each Commencement Date shall be evidenced by the Certificate of Acceptance applicable to such Equipment Schedule.

               2.3 The "Rent Start Date" shall mean either (i) the first day of the month following the month in which the Commencement Date occurs or (ii) the Commencement Date, if the Commencement Date occurs on the first day of the month.

               2.4 The "Monthly Rent" shall mean the amount set forth in the applicable Equipment Schedule as Monthly Rent for the Equipment identified on such Equipment Schedule.

               2.5 The "Daily Rent" shall mean one-thirtieth (1/30) of the Monthly Rent.

               2.6 The words "herein", "hereof", and "hereunder" shall refer to this Lease Agreement as a whole and not to any particular section. All other capitalized terms defined in this Lease Agreement shall have the meanings assigned thereto.



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               3. Initial Term of Lease; Payment of Rent.

               3.1 The term of lease for the Equipment ("Initial Term") shall begin on the Commencement Date set forth in the applicable Certificate of Acceptance and shall continue during and until the expiration of the number of full calendar months set forth in the applicable Equipment Schedule, measured from the Rent Start Date. The Initial Term may not be cancelled or terminated except as set forth in Section 10.2 below.

               3.2 At the expiration of the Initial Term, Lessor and Lessee may extend the lease of the Equipment for any period as they may agree upon in writing ("Extended Term") at the then fair market rental value of the Equipment, as determined in good faith by Lessor.

               3.3 Aggregate Daily Rent shall be due and payable by Lessee on the Rent Start Date in an amount equal to the Daily Rent multiplied by the actual number of days elapsed from, and including, the Commencement Date to, but excluding, the Rent Start Date. The Monthly Rent shall be due and payable on the Rent Start Date and, thereafter on the first day of each month of the Initial Term or any Extended Term. All Daily Rents and Monthly Rents shall be paid to Lessor at its office in Boston, Massachusetts.

               4. Acceptance of Equipment; Exclusion of Warranties.

               4.1 Lessee shall signify its acceptance of the Equipment identified in the applicable Equipment Schedule by promptly executing and delivering to Lessor a Certificate of Acceptance. Lessee acknowledges that its execution and delivery of the Certificate of Acceptance shall conclusively establish, as between Lessor and Lessee, that the Equipment has been inspected by Lessee, is in good repair and working order, is of the design, manufacture and capacity selected by Lessee, and is accepted by Lessee under this Lease Agreement.

               4.2 In the event the Equipment is ordered by Lessor from a manufacturer or supplier at the request of Lessee, Lessor shall not be required to pay the Acquisition Cost for such Equipment unless and until the applicable Certificate of Acceptance has been received by Lessor. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any liability to any manufacturer or supplier arising from the failure of Lessee to lease any Equipment which is ordered by Lessor at the request of Lessee or for which Lessor has assumed an obligation to purchase.

               4.3 Lessor leases the Equipment to Lessee and Lessee leases the Equipment from Lessor "AS IS" and "WITH ALL FAULTS". Lessee hereby acknowledges that (i) Lessor is not a manufacturer, supplier or dealer of such Equipment nor an agent thereof; and (ii) LESSOR HAS NOT MADE, DOES NOT MAKE, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT INCLUDING, BUT NOT LIMITED TO, ITS DESIGN, CAPACITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee further acknowledges that Lessor is not responsible for any repairs, maintenance, service, latent or other defects in the Equipment or in the operation thereof, or for compliance of any Equipment with requirements of any laws, ordinances, governmental rules or regulations including, but not limited to, laws with respect to environmental matters, patent, trademark, copyright or trade secret infringement, or for any direct or consequential damages arising out of the use of or inability to use the Equipment.

               4.4 Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessor agrees to cooperate with Lessee, at the sole cost and expense of Lessee, in making any claim against a manufacturer or supplier of the Equipment arising from a defect in such Equipment. At the request of Lessee, Lessor shall assign to Lessee all warranties on the Equipment available from


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any manufacturer or supplier to the full extent permitted by the terms of such warranties and by applicable law.

               5. Ownership; Inspection; Maintenance and Use.

               5.1 The Equipment shall at all times be the sole and exclusive property of Lessor. Any Equipment subject to titling and registration laws shall be titled and registered by Lessee on behalf of and in the name of Lessor at the sole cost and expense of Lessee. Lessee shall cooperate with and provide Lessor with any information or documents necessary for titling and registration of the Equipment. Upon the request of Lessor, Lessee shall execute any documents or instruments which may be necessary or appropriate to confirm, to record or to give notice of the ownership of the Equipment by Lessor including, but not limited to, financing statements under the Uniform Commercial Code. Lessee, at the request of Lessor, shall affix to the Equipment, in a conspicuous place, any label, plaque or other insignia supplied by Lessor designating the ownership of the Equipment by Lessor.

               5.2 The Equipment shall be located at the address specified in the applicable Equipment Schedule and shall not be removed therefrom without the prior written consent of Lessor. Lessor, its agents or employees shall have the right to enter the premises of Lessee, upon reasonable notice and during normal business hours, for the purpose of inspecting the Equipment.

               5.3 Lessee shall pay all costs, expenses, fees and charges whatsoever incurred in connection with the use and operation of the Equipment. Lessee shall, at all times and at its own expense, keep the Equipment in good repair and working order, reasonable wear and tear excepted. Any maintenance contract required by a manufacturer or supplier for the care and upkeep of the Equipment shall be entered into by Lessee at its sole cost and expense. Lessee shall permit the use and operation of the Equipment only by personnel authorized by Lessee and shall comply with all laws, ordinances or governmental rules and regulations relating to the use and operation of the Equipment.

               6. Alterations and Modifications. Lessee may make, or cause to be made on its behalf, any improvement, modification or addition to the Equipment with the prior written consent of Lessor, provided, however, that such improvement, modification or addition is readily removable without causing damage to or impairment of the functional effectiveness of the Equipment. To the extent that such improvement, modification or addition is not so removable, it shall immediately become the property of Lessor and thereupon shall be considered Equipment for all purposes of this Lease Agreement.

               7. Quiet Enjoyment; No Defense, Set-Offs or Counterclaims.

               7.1 Provided no Event of Default, as defined in Section 16 below, has occurred and is continuing, Lessee shall have the quiet enjoyment and use of the Equipment in the ordinary course of its business during the Initial Term or any Extended Term without interruption by Lessor or any person or entity claiming through or under Lessor.

               7.2 Lessee acknowledges and agrees that ANY DAMAGE TO OR LOSS, DESTRUCTION, OR UNFITNESS OF, OR DEFECT IN THE EQUIPMENT, OR THE INABILITY OF LESSEE TO USE THE EQUIPMENT FOR ANY REASON WHATSOEVER, SHALL NOT (i) GIVE RISE TO ANY DEFENSE, COUNTERCLAIM, OR RIGHT OF SET-OFF AGAINST LESSOR, OR (ii) PERMIT ANY ABATEMENT OR RECOUPMENT OF, OR REDUCTION IN DAILY OR MONTHLY RENT, OR (iii) RELIEVE LESSEE OF THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE AGREEMENT INCLUDING, BUT NOT LIMITED TO, ITS OBLIGATION TO PAY THE FULL AMOUNT OF DAILY RENT AND MONTHLY RENT, WHICH OBLIGATIONS ARE ABSOLUTE


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AND UNCONDITIONAL, unless and until this Lease Agreement is terminated with respect to such Equipment in accordance with the provisions of Section 10.2 below. Any claim that Lessee may have which arises from a defect in or deficiency of the Equipment shall be brought solely against the manufacturer or supplier of the Equipment and Lessee shall, notwithstanding any such claim, continue to pay Lessor all amounts due and to become due under this Lease Agreement.

               8. Adverse Claims and Interests.

               8.1 Except for any liens, claims, mortgages, pledges, encumbrances or security interests created by Lessor, Lessee shall keep the Equipment, at all times, free and clear from all liens, claims, mortgages, pledges, encumbrances and security interests and from all levies, seizures and attachments. Without limitation of the covenants and obligations of Lessee set forth in the preceding sentence, Lessee shall immediately notify Lessor in writing of the imposition of any prohibited lien, claim, levy or attachment on or seizure of the Equipment at which time Lessee shall provide Lessor with all relevant information in connection therewith.

               8.2 Lessee agrees that the Equipment shall be and at all times shall remain personal property. Accordingly, Lessee shall take such steps as may be necessary to prevent any person from acquiring, having or retaining any rights in or to the Equipment by reason of its being affixed or attached to real property.

               9. Indemnities; Payment of Taxes.

               9.1 Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its agents, employees, successors and assigns from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities whatsoever arising out of or in connection with the manufacture, ordering, selection, specifications, availability, delivery, titling, registration, rejection, installation, possession, maintenance, ownership, use, leasing, operation or return of the Equipment including, but not limited to, any claim or demand based upon any STRICT OR ABSOLUTE LIABILITY IN TORT and upon any infringement or alleged infringement of any patent, trademark, trade secret, license, copyright or otherwise. All costs and expenses incurred by Lessor in connection with any of the foregoing including, but not limited to, reasonable legal fees, shall be paid by Lessee on demand.

               9.2 Lessee hereby agrees to indemnify, defend and hold Lessor harmless against all Federal, state and local taxes, assessments, licenses, withholdings, levies, imposts, duties, assessments, excise taxes, registration fees and other governmental fees and charges whatsoever, which are imposed, assessed or levied on or with respect to the Equipment or its use or related in any way to this Lease Agreement ("Tax Assessments") except for taxes on or measured by the net income of Lessor determined substantially in the same manner as under the Internal Revenue Code of 1986, as amended. Lessee shall file all returns, reports or other such documents required in connection with the Tax Assessments and shall provide Lessor with copies thereof. If, under local law or custom, Lessee is not authorized to make the filings required by a taxing authority, Lessee shall notify Lessor in writing and Lessor shall thereupon file such returns, reports or documents. Without limiting any of the foregoing, Lessee shall indemnity, defend and hold Lessor harmless from all penalties, fines, interest payments, claims and expenses including, but not limited to, reasonable legal fees, arising from any failure of Lessee to comply with the requirements of this Section 9.2.

               9.3 The obligations and indemnities of Lessee under this Section 9 for events occurring or arising during the Initial Term or any Extended Term shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement.


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               10. Risk of Loss; Loss of Equipment.

               10.1 Lessee hereby assumes and shall bear the entire risk of loss for theft, damage, seizure, condemnation, destruction or other injury whatsoever to the Equipment from any and every cause whatsoever. Such risk of loss shall be deemed to have been assumed by Lessee from and after such risk passes from the manufacturer or supplier by agreement or pursuant to applicable law.

               10.2 In the event of any loss, seizure, condemnation or destruction of the Equipment or damage to the Equipment which cannot be repaired by Lessee, Lessee shall immediately notify Lessor in writing. Within thirty (30) days of such notice, during which time Lessee shall continue to pay Monthly Rent, Lessee shall, at the option of Lessor, either (i) replace the Equipment with equipment of the same type and manufacture and in good repair, condition and working order, transfer title to such equipment to Lessor free and clear of all liens, claims and encumbrances, whereupon such equipment shall be deemed Equipment for all purposes of this Lease Agreement, or (ii) pay to Lessor an amount equal to the present value of both the aggregate of the remaining unpaid Monthly Rents and the anticipated residual value of the Equipment plus any other costs actually incurred by Lessor. Lessor and Lessee agree that the residual value of the Equipment at the expiration of the Initial Term is reasonably anticipated to be not less than twenty (20) percent of the Acquisition Cost of the Equipment. The present value shall be determined by discounting the aggregate of the remaining unpaid Monthly Rents and the anticipated residual value of the Equipment to the date of payment by Lessee at the rate of five (5) percent per annum. When and as requested by Lessor, Lessee shall also pay to Lessor amounts due pursuant to Section 18 below, if any, arising as a result of the loss, seizure, replacement, condemnation or destruction of the Equipment. Any insurance or condemnation proceeds received by Lessor shall be credited to the obligation of Lessee under this Section 10.2 and the remainder of such proceeds, if any, shall be paid to Lessee by Lessor in full compensation for the loss of the leasehold interest in the Equipment by Lessee.

               10.3 Upon any replacement of or payment for the Equipment as provided in Section 10.2 above, this Lease Agreement shall terminate only with respect to the Equipment so replaced or paid for, and Lessor shall transfer to Lessee title only to such Equipment "AS IS," "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee shall pay any sales or use taxes due on such transfer.

               11. Insurance.

               11.1 Lessee shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever occurring during the Initial Term, or any Extended Term for an amount not less than the higher of the full replacement value of the Equipment or the aggregate of unpaid Daily Rent and Monthly Rent for the balance of the Initial Term, or the Extended Term. Lessee shall also carry public liability insurance, both personal injury and property damage, covering the Equipment, and Lessee shall be liable for any deductible portions of all required insurance.

               11.2 All insurance required under this Section 11 shall name Lessor as additional insured and loss payee. Such insurance shall also be with such insurers and shall be in such forms and amounts as are satisfactory to Lessor. All applicable policies shall provide that no act, omission or breach of warranty by Lessee shall give rise to any defense against payment of the insurance proceeds to Lessor. Lessee shall pay the premiums for such insurance and, at the request of Lessor, deliver to Lessor duplicates of such policies or other evidence satisfactory to Lessor of such insurance coverage. In any event, Lessee shall provide Lessor with endorsements upon the policies issued by the insurers which evidence the existence of insurance coverage required by this
Section 11 and by which the insurers agree


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to give Lessor written notice at least twenty (20) days prior to the effective date of any expiration, modification, reduction, termination or cancellation of any such policies.

               11.3 The proceeds of insurance required under this Section 11 and payable as a result of loss or damage to the Equipment shall be applied as set forth in Section 10.2 above. Upon the occurrence of an Event of Default as defined in Section 16 below, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact, which power shall be deemed coupled with an interest, to make claim for, receive payment of, execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policies required by this Section 11.

               11.4 Notwithstanding anything herein, Lessor shall not be under any duty to examine any evidence of insurance furnished hereunder, or to ascertain the existence of any policy or coverage, or to advise Lessee of any failure to comply with the provisions of this Section 11.

               12. Surrender To Lessor. Immediately upon the expiration of the Initial Term or any Extended Term or at any other termination of this Lease Agreement, Lessee shall surrender the Equipment to Lessor in good repair and working order, reasonable wear and tear excepted, by assembling and delivering the Equipment, ready for shipment, to a place or carrier, as Lessor may designate, within the state in which the Equipment was originally delivered to Lessee or to which the Equipment was thereafter moved with the written consent of Lessor. All costs of removal, assembly, packing and delivery of such Equipment to the place designated by Lessor shall be borne by Lessee.

               13. Fair Market Value Purchase Option. Lessor hereby grants to Lessee the option to purchase all, but not less than all, Equipment set forth on any Equipment Schedule at the expiration of the applicable Initial Term or Extended Term. Any such purchase shall be for cash in an amount equal to the then fair market value of such Equipment, as determined in good faith by Lessor. This purchase option may be exercised by Lessee, provided that no Event of Default, as defined in Section 16 below, has occurred and is continuing. Lessee shall notify Lessor in writing of its intention to exercise its purchase option at least thirty (30) days prior to the expiration of the Initial Term or any Extended Term. Upon payment of the fair market value by Lessee to Lessor, Lessor shall transfer title to the Equipment to Lessee "AS IS", "WITH ALL FAULTS", and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE.

               14. Financial Statements. Lessee shall annually, within ninety
(90) days after the close of the fiscal year for Lessee, furnish to Lessor financial statements of Lessee, including a balance sheet as of the close of such year and statements of income and retained earnings for such year, prepared in accordance with generally accepted accounting principles, consistently applied from year to year, and certified by independent public accountants for Lessee. If requested by Lessor, Lessee shall also provide quarterly financial statements of Lessee, similarly prepared for each of the first three quarters of each fiscal year, certified (subject to normal year-end audit adjustments) by the chief financial officer of Lessee and furnished to Lessor within sixty (60) days following the end of the quarter, and such other financial information as may be reasonably requested by Lessor.

               15. Delayed Payment Charge. Lessee shall pay to Lessor interest upon the amount of any Daily Rent, Monthly Rent or other sums not paid by Lessee when due and owing under this Lease Agreement, from the due date thereof until paid, at the rate of one and one half (1-1/2) percent per month, but if such rate violates applicable law, then the maximum rate of interest allowed by such law.


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               16. Default.

               16.1 The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Lease Agreement.

                             (a) Lessee fails to pay any Daily Rent or any
               Monthly Rent when due and such failure to pay continues for ten
               (10) consecutive days; or

                             (b) Lessee fails to pay any other sum required
               hereunder, and such failure continues for a period of ten (10) days following written notice from Lessor; or

                             (c) Lessee fails to maintain the insurance as
               required by Section 11 above and such failure continues for ten
               (10) days after written notice from Lessor; or

                             (d) Lessee violates or fails to perform any other
               term, covenant or condition of this Lease Agreement or any other document, agreement or instrument executed pursuant hereto or in connection herewith, which failure is not cured within thirty
               (30) days after written notice from Lessor; or

                             (e) Lessee ceases to exist or terminates its
               independent operations by reason of any discontinuance, dissolution, liquidation, merger, sale of substantially all of its assets, or otherwise ceases doing business as a going concern; or

                             (f) Lessee (i) applies for or consents to the
               appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official for itself or for all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect, seeking liquidation, reorganization or other relief with respect to itself or its debts, (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (vii) takes any corporate action for the purpose of effecting any of the foregoing; or

                             (g) A proceeding or case is commenced, without the
               application or consent of Lessee, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of Lessee or composition or readjustment of the debts of Lessee, (ii) the appointment of a trustee, receiver, custodian, liquidator or similar official for Lessee or for all or any substantial part of its assets, or (iii) similar relief with respect to Lessee under any law providing for the relief of debtors; or an order for relief is entered with respect to Lessee in an involuntary case under the United States Bankruptcy Code, as now or hereafter in effect, or an action under the laws of the jurisdiction of incorporation or organization of Lessee, similar to any of the foregoing, is taken with respect to Lessee without its application or consent; or

                             (h) Lessee makes any representation or warranty
               herein or in any statement or certificate at any time given in writing pursuant to or in connection with this Lease Agreement, which is false or misleading in any material respect; or

                             (i) defaults under any promissory note, credit
               agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond, debenture or other material obligation whatsoever, and a party thereto or a holder thereof is entitled to accelerate the obligations of thereunder; or defaults in meeting any of its trade, tax or other


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               current obligations as they mature, unless such obligations are being contested diligently and in good faith; or

                             (j) Any party to any guaranty, letter of credit,
               subordination or credit agreement or other undertaking, given for the benefit of Lessor and obtained in connection with this Lease Agreement, breaches, fails to continue, contests, or purports to terminate or to disclaim such guaranty, letter of credit, subordination or credit agreement or other undertaking; or such guaranty, letter of credit, subordination agreement or other undertaking becomes unenforceable; or a guarantor of this Lease Agreement shall die, cease to exist or terminate its independent operations.

               16.2 No waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default or of the same Event of Default at any other time.

               17. Remedies.

               17.1 Upon the occurrence of an Event of Default and while such Event of Default is continuing, Lessor, at its sole option, upon its declaration, and to the extent not inconsistent with applicable law, may exercise any one or more of the following remedies:

                             (a) Lessor may terminate this Lease Agreement
               whereupon all rights of Lessee to the quiet enjoyment and use of the Equipment shall cease;

                             (b) Whether or not this Lease Agreement is
               terminated, Lessor may cause Lessee, at the sole cost and expense of Lessee, to return any or all of the Equipment promptly to the possession of Lessor in good repair and working order, reasonable wear and tear excepted. Lessor, at its sole option and through its employees, agents or contractors, may peaceably enter upon the premises where the Equipment is located and take immediate possession of and remove the Equipment, all without liability to Lessor, its employees, agents or contractors for such entry. LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO NOTICE AND/OR HEARING PRIOR TO THE REPOSSESSION OR REPLEVIN OF THE EQUIPMENT BY LESSOR, ITS EMPLOYEES, AGENTS OR CONTRACTORS;

                             (c) Lessor may proceed by court action to enforce
               performance by Lessee of this Lease Agreement or pursue any other remedy Lessor may have hereunder, at law, in equity or under any applicable statute, and recover such other actual damages as may be incurred by Lessor;

                             (d) Lessor may recover from Lessee damages, not as
               a penalty but as liquidation for all purposes and without limitation of any other amounts due from Lessee under this Lease Agreement, in an amount equal to the sum of (i) any unpaid Daily Rents and/or Monthly Rents due and payable for periods prior to the repossession of the Equipment by Lessor plus any interest due thereon pursuant to Section 15 above, (ii) the present value of all future Monthly Rents required to be paid over the remaining Initial Term or any Extended Term after repossession of the Equipment by Lessor, determined by discounting such future Monthly Rents to the date of payment by Lessee at a rate of five
               (5) percent per annum, and (iii) all costs and expenses incurred in searching for, taking, removing, storing, repairing, restoring, refurbishing and leasing or selling such Equipment; or

                             (e) Lessor may sell, lease or otherwise dispose of
               any or all of the Equipment, whether or not in the possession of Lessor, at public or private sale and with or without notice to Lessee, which notice is hereby expressly waived by Lessee, to the extent permitted by and not inconsistent with applicable law. Lessor shall then apply against the obligations of Lessee hereunder the net proceeds of such sale, lease or other disposition, after deducting therefrom (i) the present value of the residual value of the Equipment at the expiration of the Initial Term, which is anticipated by Lessor and Lessee to be not less than twenty (20) percent of the Acquisition Cost, such present value to be determined by discounting the residual value to the date of sale, lease or other disposition at a rate of five (5) percent per annum, and (ii) all costs incurred by Lessor in connection with such sale, lease or other disposition including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising or other fees. Lessee shall remain liable for any deficiency, and any excess of such proceeds over the total obligations owed by Lessee shall be retained by Lessor. If any notice of such sale, lease or other disposition of the Equipment is required by applicable law, ten (10) days written notice to Lessee shall be deemed reasonable.

               17.2 No failure on the part of Lessor to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Each right and remedy provided hereunder is cumulative and not exclusive of any other right or remedy including, without limitation, any right or remedy available to Lessor at law, by statute or in equity.

               17.3 Lessee shall pay all costs and expenses including, but not limited to, reasonable legal fees incurred by Lessor arising out of or in connection with any Event of Default or this Lease Agreement. Lessee shall also be liable for any amounts due and payable to Lessor under any other provision of this Lease Agreement including, but not limited to, amounts due and payable under Section 18 below.

               18. Tax Indemnification.

               18.1 Lessee represents and warrants that the Equipment is and will remain, during the entire Initial Term and any Extended Term, property used in a trade or business or for the production of income within the meaning of
Section 167 of the Internal Revenue Code of 1986, as amended ("Code"). Lessee further acknowledges and agrees that, pursuant to the Code, Lessor or its affiliated group, as defined in Section 1504 of the Code ("Affiliated Group"), shall be entitled to deductions for the recovery of the Acquisition Cost of the Equipment over the recovery period as set forth in the applicable Equipment Schedule, using the Accelerated Cost Recovery System as provided by Section 168
(b) (1) of the Code ("ACRS Deductions").

               18.2 If as a result of any reason or circumstance whatsoever, except as specifically set forth in Section 18.3 below, Lessor or its Affiliated Group shall not be entitled to, shall not be allowed, shall suffer recapture of or shall lose any ACRS Deductions, then Lessee shall pay to Lessor, upon demand, a sum to be computed by Lessor in the following manner. Such sum, after deduction of all federal, state and local income taxes payable by Lessor as a result of the receipt of such sum, shall be sufficient to restore Lessor or its Affiliated Group to substantially the same position, on an after-tax basis, as it would have been in but for the loss of such ACRS Deductions. In making its computation, Lessor or its Affiliated Group shall consider but shall not be limited to, the following factors: (i) the amounts and timing of any net loss of tax benefits resulting from any such lack of, entitlement to or loss, recapture, or disallowance of ACRS Deductions but offset by any tax benefits derived from any depreciation or other capital recovery deductions or exclusions from income allowed to Lessor or its Affiliated Group with respect to the same Equipment;
(ii) penalties, interest or other charges imposed; (iii) differences in tax years involved; and (iv) the time value of money at a reasonable rate determined, in good faith, by

Lessor. For purposes of computation only, the amount of indemnification payments hereunder shall be calculated on the assumption that Lessor and its Affiliated Group have or will have, in all tax years involved, sufficient taxable income and the tax liability to realize all tax benefits and incur all losses of tax benefits at the highest marginal Federal corporate income tax rate in each year. Upon request, Lessor shall provide Lessee with the methods of computation used in determining any sum that may be due and payable by Lessee under this Section 18.

               18.3 Lessee shall not be obligated to pay any sums required under this Section 18 in the event that lack of entitlement to, or loss, recapture or disallowance of any ACRS Deductions results from one or more of the following events: (i) a disqualifying disposition due to the sale of the Equipment by Lessor when no Event of Default, as defined in Section 16 above, has occurred,
(ii) a failure of Lessor or its Affiliated Group to timely claim any ACRS Deductions for the Equipment in its tax return, and/or (iii) the fact that Lessor or its Affiliated Group does not have, in any taxable year or years, sufficient taxable income or tax liability to realize the benefit of any ACRS Deductions that are otherwise allowable to Lessor or its Affiliated Group.

               18.4 The representations, obligations and indemnities of Lessee under this Section 18 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement.

               19. Assignment; Sublease.

               19.1 Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease Agreement to a third-party assignee, subject to the terms and conditions of this Lease Agreement including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Such assignee shall assume all of the rights and obligations of Lessor under this Lease Agreement and shall relieve Lessor therefrom. Thereafter, all references to Lessor herein shall mean such assignee. Notwithstanding any such sale, assignment or transfer, the obligations hereunder shall remain absolute and unconditional as set forth in Section 7.2 above.

               19.2 Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease Agreement as collateral. Each such pledgee, mortgagee, lienholder or assignee shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment or assignment of this Lease Agreement shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Lessor, by reason of such pledge, mortgage, grant of security interest or collateral assignment, shall not be relieved of any of its obligations hereunder which shall remain absolute and unconditional as set forth in Section 7.2 above. Upon the written request of Lessor, Lessee shall acknowledge such obligations the pledgee, mortgagee, lienholder or assignee.

               19.3 LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS LEASE AGREEMENT OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Any such sale, transfer, assignment, sublease, conveyance or pledge, whether by operation of law or otherwise, without the prior written consent of Lessor, shall be void.

               20. Optional Performance By Lessor. If an Event of Default, as defined in Section 16 above, occurs and is continuing, Lessor in its sole discretion may pay or perform such obligation in whole or in part, without thereby becoming obligated to pay or to perform the same on any other occasion or to pay any other obligation of Lessee. Any payment or performance by Lessor shall not be deemed to cure any Event of Default hereunder. Upon such payment or performance by Lessor, Lessee shall pay forthwith to Lessor the amount of such payment or an amount equal to all costs and expenses of such performance, as well as any delayed payment charges on such amounts as set forth in Section 15 above.

               21. Compliance and Approvals. Lessee warrants and agrees that this Lease Agreement and the performance by Lessee of all of its obligations hereunder have been duly authorized, do not and will not conflict with any provision of the charter or bylaws of Lessee or of any agreement, indenture, lease or other instrument to which Lessee is a party or by which Lessee or any of its property is or may be bound. Lessee warrants and agrees that this Lease Agreement does not and will not require any governmental authorization, approval, license or consent except those which have been duly obtained and will remain in effect during the entire Initial Term and any Extended Term.

               22. Miscellaneous.

               22.1 The section headings are inserted herein for convenience of reference and are not part of and shall not affect the meaning or interpretation of this Lease Agreement.

               22.2 Any provision of this Lease Agreement which is unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such unenforceability without invalidating any remaining part or other provision hereof and shall not be affected in any manner by reason of such enforceability in any other jurisdiction. The validity and interpretation of this Lease Agreement and the rights and obligations of the parties hereto shall be governed in all respects by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof.

               22.3 This Lease Agreement, including all Equipment Schedules and Certificates of Acceptance, constitutes the entire agreement between Lessor and Lessee. Lessor and Lessee agree that this Lease Agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto. LESSEE ACKNOWLEDGES THAT THERE HAVE BEEN NO REPRESENTATIONS, EXPRESS OR IMPLIED, BY LESSOR OTHER THAN AS SET FORTH HEREIN AND LESSEE EXPRESSLY CONFIRMS THAT IT HAS NOT RELIED UPON ANY REPRESENTATIONS BY LESSOR, EXCEPT THOSE SET FORTH HEREIN, AS A BASIS FOR ENTERING INTO THIS LEASE AGREEMENT.

               22.4 Any notice required to be given by Lessee or Lessor hereunder shall be deemed adequately given if sent by registered or certified mail, return receipt requested, to the other party at their respective addresses stated herein or at such other place as either party may designate in writing to the other.

               22.5 Lessee agrees to execute and deliver such additional documents and to perform such further acts as may be reasonably requested by Lessor in order to carry out and effectuate the purposes of this Lease Agreement. Upon the written request of Lessor, Lessee further agrees to execute any instrument necessary for filing or recording this Lease Agreement or to confirm the ownership of the Equipment by Lessor. Lessor is hereby authorized to insert in any Equipment Schedule the serial numbers of the Equipment and other identifying marks or similar information and to sign, on behalf of Lessee, any Uniform Commercial Code financing statements.

               22.6 This Lease Agreement cannot be cancelled or terminated except as expressly provided herein.

               22.7 Whenever the context of this Lease Agreement requires, the singular includes the plural and the plural includes the singular. Whenever the word Lessor is used herein, it includes all assignees and successors in interest of Lessor. If more than one Lessee are named in this Lease Agreement, the liability of each shall be joint and several.

               22.8 All agreements, indemnities, representations and warranties of Lessee made herein and all rights and remedies of Lessor shall survive the expiration or other termination of this Lease Agreement, whether or not expressly provided herein.

               22.9 Any waiver of any power, right, remedy or privilege of Lessor hereunder shall not be effective unless in writing signed by Lessor.

               22.10 This Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Lease Agreement, which is intended to take effect as a sealed instrument, as of the day and year first written above.

Accepted at Boston, Massachusetts
BANCBOSTON LEASING INC.                   LADD Furniture, Inc.

By:                                       By:
   ------------------------------            -------------------------------
Title:                                    Title:
      ---------------------------               ----------------------------

                                 AMENDMENT NO. 1
                                       TO
                             MASTER LEASE AGREEMENT

               This Amendment No. 1 (the "Amendment") is entered into between BANCBOSTON LEASING INC. ("Lessor") and LADD FURNITURE, INC. ("Lessee"), amends the Master Lease Agreement dated the 2nd day of December, 1997, together with all riders and amendments thereto between Lessor and Lessee (the "Master Agreement"). It is the intention of Lessor and Lessee that, upon execution, this Amendment shall constitute a part of the Master Agreement.

               IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

               1. All capitalized terms used in this Amendment shall, unless otherwise defined, have the meanings set forth in the Master Agreement.

               2. To delete section 19.1 of the Master Agreement in its entirety and replace it with the following:

               "19.1 Subject to the restrictions set forth in the last sentence of this subsection, Lessor may, with the consent of Lessee, which consent shall not be unreasonably withheld or delayed, sell, assign or otherwise transfer or grant a security interest in, its right, title and interest in the Equipment, this Lease or any Schedule and the rent due or to become due thereunder and when so sold, assigned, transferred or encumbered, Lessee will after notice and direction from Lessor make all payments under this Lease to such assignee free of any counterclaim, set-off, defense or cross-claim by Lessee as against Lessor or any other person whatsoever whether arising before or after such sale, assignment, transfer or security grant. After such notice of assignment, Lessor shall hold Lessee harmless from and against any liability for any payment obligation made to such assignee at the direction of Lessor. Restrictions to an assignment are: a) assignment of Lease Schedules and\or Equipment Schedules which in the aggregate represent not less than $2,000,000 in Equipment Acquisition Cost; b) no assignments to be made to a competitor of Lessee; and c) Assignee to have a Net Worth greater than $25,000,000. Should an Event of Default under the Master Agreement have occurred and be continuing, the restrictions and Lessee's right to notice and consent herein shall be void."



               The terms and conditions of this Amendment shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Master Agreement.


               IN WITNESS WHEREOF, Lessor and Lessee, by their duly authorized representatives, have executed and delivered this Rider which is intended to take effect as a sealed instrument as of the date hereof.

                                            LADD FURNITURE, INC.

                                            By:  ___________________________

                                            Title:__________________________

Accepted and Agreed to at Boston, Massachusetts
BANCBOSTON LEASING INC.


By: __________________________

Title: _______________________

                                   RIDER NO. 1
                                       TO
                             MASTER LEASE AGREEMENT

         This Rider No. 1 (the "Rider") is entered into between BancBoston Leasing Inc. ("Lessor") and LADD Furniture, Inc. ("Lessee"), is contemporaneous with and amends the Master Lease Agreement dated the 2nd day of December, 1997, together with all riders and amendments thereto between Lessor and Lessee (the "Lease Agreement"). It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Lease Agreement.

         IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

         1. All capitalized terms used in this Rider shall, unless otherwise defined, have the meanings set forth in the Lease Agreement.

         2. To modify, amend or replace terms of the Lease Agreement, as follows:

                  A. Section 6 - In Line 2 insert a comma after the word "Equipment" and delete the words: "with the prior written consent of Lessor". In Line 4, after the word "removable,", add the phrase: "Lessee must obtain the prior written consent of Lessor and";

                  B. Section 9.1 - In Line 6, after the words: "reasonable legal fees", add the phrase: "actually incurred at normal hourly rates typically charged in the Boston, Massachusetts area";

                  C. Section 9.2 - In Line 8, after the words: "reasonable legal fees", insert the phrase: "actually incurred at normal hourly rates typically charged the Boston, Massachusetts area";

                  D. Section 10.2 - In Line 8, delete the sentence which begins with the words: "The present value", and insert the following sentence in its place: "The present value shall be determined by discounting the aggregate of the remaining unpaid Monthly Rents and the anticipated residual value of the Equipment to the date of payment by Lessee at the rate set forth on the applicable Equipment Schedule (the "Funding Rate").";

                  E. Section 11.1 - Delete the first sentence of this section and insert in its place the following: "Lessee shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever occurring during the Initial Term or any Extended Term for an amount not less than the higher of the full replacement value of the Equipment or the present value of the aggregate of the unpaid Daily Rent and Monthly Rent for the balance of the Initial Term or any Extended Term, plus the anticipated residual value of the Equipment, discounted at the Funding Rate.";

                  F. Section 11.2 - In Line 4, after the words: "deliver to Lessor", delete the words: "duplicates of such policies or other", and add, after the word "evidence", the word "reasonably". In Line 6, change the reference of "twenty (20) days" to "ten (10) days". In Line 7, delete the word "modification";

                  G. Section 14 - Delete this section in its entirety and substitute therefor the following: "Lessee shall furnish to Lessor copies of Forms 10-K and 10-Q concurrently with the filing of such documents with the Securities & Exchange Commission.";

                  H. Section 15 - In Line 2, replace the words: "at the rate of one and one half (1-1/2) percent" with the words: "at the rate of one (1) percent";

                  I. Section 16.1(i) - In Line 2, after the words: "material obligation", delete the word "whatsoever" and insert the phrase: "which in the aggregate exceed $2,000,000". In Line 2, after the words: "holder thereof", delete the words: "is entitled to accelerate", and replace with the word "accelerates";

                  J. Section 16.1(j) is deleted in its entirety;

                  K. Section 17.1(d) - In Line 5, after the words: "payment by Lessee at", delete the words: "a rate of five (5) percent" and insert in their stead the words: "the Funding Rate";

                  L. Section 17.1(e) - In Line 6, after the words: "or other disposition at", delete the words: "a rate of five (5) percent" and insert in their stead the words: "the Funding Rate";

                  M. Section 17.3 - After the words: "reasonable legal fees," delete the word "incurred" and insert the words: "actually incurred at normal hourly rates typically charged in the Boston, Massachusetts area";

                  N. Section 18.2(iv) - After the words: "the time value of money at", delete the words: "a reasonable rate determined, in good faith, by the Lessor", and insert the words: "the Funding Rate";

                  O. Section 18.3 - In the Line 4, after the words: "tax return," delete the words: "and/or" at the end of this section and add the following: ", (iv) a change in federal or state tax law or tax rates after the date of this Lease Agreement, and/or (v) inability of Lessor to realize the tax benefits for any reason other than acts or omissions of Lessee, Lessee's assigns or Lessee's sublessees."

                  P. Section 19.3 - After the words: "CONSENT OF LESSOR", add the phrase: ",WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED";

                  Q. Section 22.3 - In Line 1, after the words: "Certificates of Acceptance," add the words: "Riders, and such portions of any of Lessor's proposal letters which set forth the pricing and which may include a waiver of the Documentation/Funding Fee applicable to the Equipment Schedule(s) to which such proposal pertains,"; and

                  R. Section 22.5 - At the end of this section delete the period and add the words: ", provided that, as to the statements granting the security interest or providing initial notice of Lessor's interest in the equipment only, and not as to any continuation or assignment thereof, the content of such financing statements and the location of filing locations have been previously approved by Lessee, which approval shall not be unreasonably withheld or delayed.".

         The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Lease Agreement.


         IN WITNESS WHEREOF, Lessor and Lessee, by their duly authorized representatives, have executed and delivered this Rider which is intended to take effect as a sealed instrument as of the date of the Lease Agreement.

                                           LADD FURNITURE, INC.

                                           By:__________________________________

                                           Title:_______________________________


Accepted and Agreed to at Boston, Massachusetts

BANCBOSTON LEASING INC.


By: _________________________________

Title: ______________________________

[GRAPHIC OMITTED]
                                   RIDER NO. 2
                                       TO
                                MASTER AGREEMENT
                                   DATED AS OF
                                DECEMBER 2, 1997


         This Rider No. 2 (the "Rider") is entered into between BANCBOSTON LEASING INC. ("Lessor") and ("Lessee"), is contemporaneous with and amends the above-referenced Master Agreement between Lessor and Lessee (the "Master Agreement"). It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Master Agreement as it applies to each Lease Schedule designated as a Finance (Tax) Lease Schedule.

         IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

         1. All capitalized terms used in this Rider shall, unless otherwise defined, have the meanings set forth in the Master Agreement.

         2. At the end of Section 22 of the Master Agreement, add the following:

                  "23. Termination for Obsolete or Surplus Equipment. Lessee shall have the right to terminate a Lease Schedule with respect to all, but not less than all, Equipment set forth on such Lease Schedule provided that (i) such Equipment has become obsolete or surplus to the Lessee's requirements, (ii) thirty-six (36) months shall have elapsed from the Commencement Date applicable to the Equipment, (iii) Lessee shall have given Lessor sixty (60) days prior written notice of its intention to terminate the Lease Schedule with respect to the Equipment, (iv) no Event of Default (or event which upon the passing of time or the giving of notice, or both, would constitute an Event of Default) has occurred and is continuing, and (v) Lessor has received the appropriate termination value (the "Termination Value") as defined in the Termination Value Table (the "Termination Table"), which is attached hereto and incorporated by reference herein, in accordance with the procedure as hereinafter set forth. Any termination under this
         Section 23 may only occur on the first termination date set forth in such Termination Table or on the first day of any succeeding month (the "Effective Date of Termination").

                  "During the time from the giving of notice of termination by Lessee until the Effective Date of Termination, Lessee shall use its best efforts to solicit and to obtain firm written bids for the purchase of the Equipment. Such bids shall be solicited from qualified bidders who shall not be Lessee or any person, firm or corporation affiliated with Lessee. The bids shall be submitted to Lessor, shall be for immediately available funds, and shall contain an expiration date of not less than fifteen (15) days after the Effective Date of Termination. On the Effective Date of Termination, Lessor shall sell the Equipment for cash to the bidder named in the highest bid certified by Lessee. The sale of the Equipment shall be on an "AS IS, WHERE IS" and "WITH ALL FAULTS" basis and Lessor shall DISCLAIM ANY REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE. The proceeds of such sale (the "Proceeds") for purposes of this Section 23, shall be determined as the highest certified bid after deducting all reasonable expenses of Lessor, if any, incurred in connection with such sale.

                  "Lessor shall retain all Proceeds from the sale of the Equipment. In addition to any Periodic Rent due and owing on the Effective Date of Termination, Lessee shall also pay to Lessor an amount calculated in the following manner. If the Proceeds of the sale are less than the Termination Value for the Equipment, Lessee shall pay to Lessor the excess of such Termination Value over the Proceeds. If the Proceeds paid to Lessor from the sale of the Equipment equal or exceed the applicable Termination Value, Lessee shall not be required to pay any additional amounts. Upon receipt of the full Termination Value by Lessor, the Lease Schedule shall be terminated with respect to the Lease Schedule as of the Effective Date of Termination provided, however, that any liability or obligation of Lessee under the Lease Schedule shall survive for events occurring during any term of the Lease Schedule.

                  "The Lessee may, within five (5) days prior to the Effective Date of Termination, revoke the notice of termination by giving written notice of such revocation to Lessor, thereby continuing all of its obligations under the Lease Schedule. In addition, if no sale of the Equipment shall have occurred on or as of the Effective Date of Termination, the Lease Schedule shall continue in full force and effect.

                  "Lessor may, in its sole discretion, solicit bids but shall be under no duty to do so. Lessor may also inquire into the efforts of Lessee to obtain bids, and may take any other action in connection with the sale of the Equipment. Notwithstanding the foregoing, Lessor's sole responsibility under this Section 23 shall be to transfer, in the manner set forth above, all of Lessor's right, title and interest in and to the Equipment to the purchaser named in the highest cash bid certified by Lessee.

                  "In addition to the payment of the Termination Value, Lessee shall also pay to Lessor, upon demand, a dollar amount, if such amount is greater than zero, computed pursuant to the formula set forth below. Such payment shall compensate Lessor for any cost for funds borrowed by Lessor to purchase the Equipment which Lessor may continue to incur, notwithstanding the termination of the Lease Schedule pursuant to this
         Section 23. To the extent the Proceeds for the sale of the Equipment are in excess of the Termination Value any amount payable hereunder shall be reduced to the extent such Proceeds exceed the Termination Value.

                  L =  (R-T) x TVxD
                       ------------
                            360

                  L = amount payable to Lessor for loss.

                  R = the effective fixed rate of interest quoted by the
                      Treasury Division of BankBoston, N.A. ("Treasury") to Lessor on the Commencement Date applicable to the Equipment for funds in the amount of the Acquisition Cost of the Equipment and for a term equal to the Initial Term of lease for such Equipment.

                  T = the effective fixed rate of interest quoted on the
                      Effective Date of Termination by Treasury for funds in the outstanding amount of the Termination Value and maturing on the last day of the Initial Term of the lease for the Equipment.

                  TV = the amount of the Termination Value for the Equipment applicable to the Effective Date of Termination.

                  D = the number of days remaining from, but excluding, the Effective Date of Termination to, and including, the last day of the Initial Term of lease for the Equipment.

         "Any amounts received by Lessor as a Termination Value under this
Section 23 shall not be available to Lessee for the lease of additional Equipment under the Master Agreement."

         3. In Section 10.2 of the Master Agreement, delete the words "twenty
(20) percent of the Acquisition Cost of the Equipment" and insert the following:
"the Termination Value for the last Effective Date of Termination set forth on the Termination Table attached to the applicable Rider to this Master Agreement".

         4. In Section 17.1 (e) of the Master Agreement, delete the words "twenty (20) percent of the Acquisition Cost" and insert the following: "the Termination Value for the last Effective Date of Termination set forth on the applicable Termination Table attached to the applicable Rider to this Master Agreement".

         The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Master Agreement.

         IN WITNESS WHEREOF, Lessor and Lessee, by their duly authorized representatives, have executed and delivered this Rider, which is intended to take effect as a sealed instrument as of the date of the Master Agreement.


Accepted at Boston, Massachusetts
BANCBOSTON LEASING INC.                      LADD FURNITURE, INC.

By:                                          By:
   ------------------------------               ------------------------------
Title:                                       Title:
      ---------------------------                  ---------------------------



                                      -3-